UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED): December 23, 2013

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification Number

1-13739	UNS ENERGY CORPORATION	86-0786732
(An Arizona Corporation) 88 E. Broadway Boulevard Tucson, AZ 85701 (520) 571-4000

1-5924	TUCSON ELECTRIC POWER COMPANY	86-0062700
(An Arizona Corporation) 88 E. Broadway Boulevard Tucson, AZ 85701 (520) 571-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement.

Gila River Unit 3

As previously reported, in September 2013 Tucson Electric Power Company (TEP), a wholly-owned subsidiary of UNS Energy Corporation (UNS Energy), entered into exclusive negotiations with Entegra Power Group LLC (Entegra) to purchase unit 3 of the Gila River Power Station and interests in associated common facilities and related assets (Gila River Unit 3) located in Gila Bend, Arizona. Gila River Unit 3 is a gas-fired combined cycle unit with a nominal capacity rating of 550 MW.

On December 23, 2013, TEP and UNS Electric, Inc. (UNS Electric), also a wholly-owned subsidiary of UNS Energy, entered into an agreement (the Purchase Agreement) with Gila River Power LLC (Seller), the subsidiary of Entegra which holds title to Gila River Unit 3, to purchase Gila River Unit 3 for $219 million. The purchase price is subject to adjustments to prorate certain fees and expenses through the closing and in respect of certain operational matters. It is anticipated that TEP will purchase a 75% undivided interest in Gila River Unit 3 for approximately $164 million and UNS Electric will purchase the remaining 25% undivided interest for approximately $55 million, although TEP and UNS Electric may modify the percentage ownership allocation between them. TEP and UNS Electric expect the transaction to close in December 2014.

The Purchase Agreement is subject to, among other things:

•	the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

•	the approval of the Federal Energy Regulatory Commission;

•
an amendment satisfactory to TEP,UNS Electric and the owners of the other units of the Gila River Power Station of the agreement with the other unit owners to address the ownership, operations and maintenance of common facilities and future generation located at the station (Ownership Agreement);

•	the completion of certain other agreements associated with the operation of Gila River Unit 3; and

•	other customary closing conditions.

Under the terms of the Purchase Agreement, when the final form of amendment to the Ownership Agreement has been agreed by all unit owners, TEP and UNS Electric are required to deliver either a cash deposit to an escrow agent or a letter of credit to Seller in the amount of $15 million. Seller would be entitled to the deposit or to draw upon the letter of credit, as applicable, and apply such amount as liquidated damages if it has validly terminated the Purchase Agreement as a result of misrepresentations by TEP and UNS Electric or the failure of TEP and UNS Electric to close the transaction when the closing conditions have been satisfied. Upon the close of the transaction, the deposit would be applied to the purchase price or the letter of credit would be canceled, as applicable.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

2.1* Asset Purchase and Sale Agreement, dated as of December 23, 2013, between Gila River Power LLC and Tucson Electric Power Company and UNS Electric, Inc.
__________
*    Pursuant to Item 601(b)(2) of Regulation S-K, appendices, schedules and exhibits are omitted. The registrants agree to furnish supplementally to the Securities and Exchange Commission (“Commission”) a copy of any omitted appendix, schedule or exhibit upon request by the Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 26, 2013	UNS ENERGY CORPORATION ____________________________ (Registrant) /s/ Todd C. Hixon
Todd C. Hixon Vice President and General Counsel
Date: December 26, 2013	TUCSON ELECTRIC POWER COMPANY ___________________________ (Registrant) /s/ Todd C. Hixon
Todd C. Hixon Vice President and General Counsel